                                                                  EXHIBIT (d.5)

                                  SCHEDULE A

 (all percentages are expressed as a percentage of average daily net assets):

                          CONTRACTUAL                              LAST DAY OF
FUND                      ADVISORY FEE    ADVISORY FEE WAIVER         TERM
----                      ------------ -------------------------  -------------
iShares MSCI All Country     0.74%     With respect to each such  June 30, 2012
Asia ex Japan Index Fund               Fund, an amount equal to
                                        the aggregate Acquired
                                        Fund Fees and Expenses
                                       (as defined by the SEC in
                                       the instructions to form
                                            N-1A), if any,
                                            attributable to
                                       investments by such Fund
                                          in other series of
                                        iShares Trust, iShares,
                                          Inc. , iShares MSCI
                                       Russia Capped Index Fund,
                                         Inc. and iShares MSCI
                                        Emerging Markets Small
                                         Cap Index Fund, Inc.

iShares S&P Emerging         0.75%     With respect to each such  June 30, 2012
Markets Infrastructure                 Fund, an amount equal to
Index Fund                              the aggregate Acquired
                                        Fund Fees and Expenses
                                       (as defined by the SEC in
                                       the instructions to form
                                            N-1A), if any,
                                            attributable to
                                       investments by such Fund
                                          in other series of
                                        iShares Trust, iShares,
                                       Inc., iShares MSCI Russia
                                        Capped Index Fund, Inc.
                                       and iShares MSCI Emerging
                                        Markets Small Cap Index
                                              Fund, Inc.

  (all percentages are expressed as a percentage of average daily net assets)

                                                      CONTRACTUAL  ADVISORY FEE NET ADVISORY FEE  LAST DAY OF
FUND                                                  ADVISORY FEE    WAIVER      AFTER WAIVER       TERM
----                                                  ------------ ------------ ---------------- -------------
iShares S&P Conservative Allocation Fund.............     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Moderate Allocation Fund.................     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Growth Allocation Fund...................     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Aggressive Allocation Fund...............     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Target Date Retirement Income Index Fund.     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Target Date 2010 Index Fund..............     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Target Date 2015 Index Fund..............     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Target Date 2020 Index Fund..............     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Target Date 2025 Index Fund..............     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Target Date 2030 Index Fund..............     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Target Date 2035 Index Fund..............     0.25%        0.14%          0.11%      June 30, 2012
iShares S&P Target Date 2040 Index Fund..............     0.25%        0.14%          0.11%      June 30, 2012

ISHARES TRUST on behalf of each FUND     BLACKROCK FUND Advisors

By:     /s/ Jack Gee                     By:     /s/ Geoffrey Flynn
        -------------------------------          ------------------------------
Name:   Jack Gee                         Name:   Geoffrey Flynn
Title:  Treasurer and Chief Financial    Title:  Managing Director
        Officer of iShares Trust

                                         By:     /s/ Michael Latham
                                                 ------------------------------
                                         Name:   Michael Latham
                                         Title:  Managing Director

Dated: June 16, 2010